UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐          Filed by a Party other than the Registrant  ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Masimo Corporation

(Name of Registrant as Specified In Its Charter)

POLITAN CAPITAL MANAGEMENT LP
POLITAN CAPITAL MANAGEMENT GP LLC
POLITAN CAPITAL PARTNERS GP LLC
POLITAN CAPITAL NY LLC
POLITAN INTERMEDIATE LTD.
POLITAN CAPITAL PARTNERS MASTER FUND LP
POLITAN CAPITAL PARTNERS LP
POLITAN CAPITAL OFFSHORE PARTNERS LP
QUENTIN KOFFEY
MATTHEW HALL
AARON KAPITO
MICHELLE BRENNAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Politan Capital Management LP, a Delaware limited partnership (“Politan”), together with the other participants named herein (collectively, the “Participants”), has filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders of Masimo Corporation, a Delaware corporation (the “Company”).

On June 15, 2023, Politan, together with the Participants, issued the following press release (the “Press Release”) related to the Company, which Politan also simultaneously published to its website, located at www.AdvanceMasimo.com.

Leading Proxy Advisory Firm Glass Lewis Recommends Masimo Shareholders Vote FOR Both of Politan’s Director Nominees

Both Leading Proxy Advisory Firms – Glass Lewis and ISS – Have Now Strongly Validated Politan’s Case for Change and Found Masimo’s Attacks to Be Baseless

Glass Lewis Concludes That Accountability Is Needed at Masimo for Its “Long Track Record of Poor Corporate Governance” and “Questionable Strategic and Capital Allocation Decisions”

Notes That It Has “Rarely” Seen a Circumstance Where the “Need for Direct Representation of a Large Shareholder in the Boardroom Was So Apparent and Potentially Impactive”

Politan Encourages Shareholders to Follow Glass Lewis and ISS’s Recommendation by Voting for Both Politan Nominees Michelle Brennan and Quentin Koffey on the BLUE Card

NEW YORK – June 15, 2023 – Politan Capital Management (together with its affiliates, “Politan”), a 9% shareholder of Masimo Corporation (“Masimo” or the “Company”) (NASDAQ: MASI), today announced that leading proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) recommends shareholders vote FOR the election of Politan’s nominees, Michelle Brennan and Quentin Koffey, to the Company’s Board of Directors (the “Board”) at the Annual Meeting of Stockholders (the “Annual Meeting”), scheduled for June 26, 2023. Previously, leading proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) also recommended in favor of both Politan nominees.

Glass Lewis’s report clearly highlights the need for change in Masimo’s boardroom and recommends shareholders vote for BOTH Politan nominees, stating:1

•	“Having evaluated the available arguments, performed our own analysis, and engaged with both Politan and Masimo and their respective director nominees, we find the case presented by Politan is far more persuasive and a truer depiction of the current state of affairs at Masimo, from both a performance standpoint and, more critically, a governance perspective.”

•	“Politan argues, and we agree, that its two nominees have complementary skills, experience and the shareholder alignment to refresh Masimo's governance, refocus its strategy, return discipline to capital allocation, accelerate long-term growth and restore sustainable value for all shareholders.”

•	“Ultimately, this proxy contest effectively comes down to whether Mr. Koffey should be elected to the board and also whether the two incumbent directors up for re-election should be held accountable for Masimo's long track record of poor corporate governance, recent underperformance stemming in large part from questionable strategic and capital allocation decisions, and certain other concerns raised by Politan. In both cases, we believe the answer is a definitive yes.”

•	“Indeed, rarely have we seen a similar circumstance where the need for direct representation of a large shareholder in the boardroom was so apparent and potentially impactive.”

[1]	Permission to quote Glass Lewis was neither sought nor obtained. Underlining added.

Glass Lewis highlights Masimo’s underperformance and track record of poor corporate governance, stating:

•	“We do not find validity in the Company's biased and selective presentation of its recent performance. Nor do we give it much credit for the governance changes it acquiesced to months after it initially deployed the ‘nuclear option’ in response to Politan's campaign.”

•	“Politan's materials convincingly show that these issues have resulted in underperforming shareholder returns relative to various peer groups (both Politan and Masimo defined) across virtually every relevant time period, a substantial valuation discount, and declining returns on invested capital.”

•	“Most notably, the board adopted unprecedented, and in our view unjustifiable, bylaws seemingly designed to prevent Politan or any other investment fund shareholder from ever nominating director candidates for election to the board.”

•	“We take a dim view of the Company's attempt to dictate the outcome here by effectively nullifying and disregarding the potential will of shareholders… In several respects, we believe this is emblematic of the defensive posture and the insincere approach to corporate governance that Masimo has demonstrated time and again throughout this campaign.”

Glass Lewis specifically addresses the Company’s attacks against Politan and Mr. Koffey’s candidacy:

•	“With regard to Mr. Koffey specifically, Masimo remains firm in its nonconciliatory ways…In our view, these ad-hominem and baseless attacks only serve to betray the board's strong aversion to meaningful stockholder-driven change.”

•	“We believe Mr. Koffey's presence on the Masimo board will ensure that these and further governance reforms are followed through with the integrity and purpose they deserve. We also believe Mr. Koffey will instill greater accountability, capital allocation discipline and credibility with investors, all of which are unmistakably lacking currently, in our view.”

In summary, Glass Lewis states:

•	“As two independent directors on a seven-member board that will include two additional independent directors to be appointed by the reconstituted board following the annual meeting, we believe the Politan nominees would have a clear mandate from shareholders and are capable of working constructively with other board members, including Mr. Kiani, with the goal of delivering sustainable value and other positive outcomes for all Masimo shareholders.”

Quentin Koffey, Managing Partner and Chief Investment Officer of Politan, stated:

“Glass Lewis and ISS each recommending support for both of our director nominees is a strong validation of the need for meaningful change on Masimo’s Board. Together, Michelle and I stand ready to work constructively with Masimo’s incumbent directors and management team to move past the noise of the campaign and focus on what matters: enhancing long-term value for the Company and all of its stakeholders.”

Politan encourages shareholders to review its presentation, proxy materials and letter to shareholders, all of which are available at www.AdvanceMasimo.com. Shareholders can support real change at Masimo by voting on the BLUE proxy card FOR the election of Michelle Brennan and Quentin Koffey.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Politan’s (defined below) underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Politan that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein have been sourced from third parties. Politan does not make any representations regarding the accuracy, completeness or timeliness of such third-party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Politan Capital Management LP (“Politan”) and the other Participants (as defined below) have filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2023 annual stockholders meeting (the “2023 Annual Meeting”) of Masimo Corporation, a Delaware corporation (“Masimo”).

The participants in the proxy solicitation are Politan, Politan Capital Management GP LLC, Politan Capital Partners GP LLC, Politan Capital NY LLC, Politan Intermediate Ltd., Politan Capital Partners Master Fund LP (“Politan Master Fund”), Politan Capital Partners LP (“Politan LP”), Politan Capital Offshore Partners LP (“Politan Offshore” and collectively with Politan Master Fund and Politan LP, the “Politan Funds”), Quentin Koffey, Matthew Hall, Aaron Kapito and Michelle Brennan (collectively, the “Participants”).

As of the date hereof, (i) Politan Master Fund directly owns 4,712,518 shares of common stock, par value $0.001 per share, of Masimo (the “Common Stock”), and (ii) Politan Capital NY LLC is the direct and record owner of 1,000 shares of Common Stock.

Politan, as the investment adviser to the Politan Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) 4,713,518 shares of Common Stock (the “Politan Shares”) and, therefore, Politan may be deemed to be the beneficial owner of all of the Politan Shares. The Politan Shares collectively represent approximately 8.9% of the outstanding shares of Common Stock based on 52,779,770 shares of Common Stock outstanding as of April 1, 2023, as reported in Masimo’s Quarterly Report on Form 10-Q filed on May 10, 2023. As the general partner of Politan, Politan Capital Management GP LLC may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Politan Capital Management GP LLC may be deemed to be the beneficial owner of all of the Politan Shares. As the general partner of the Politan Funds, Politan Capital Partners GP LLC may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Politan Capital Partners GP LLC may be deemed to be the beneficial owner of all of the Politan Shares. By virtue of Mr. Koffey’s position as the managing partner and chief investment officer of Politan and as the managing member of Politan Capital Management GP LLC and Politan Capital Partners GP LLC, Mr. Koffey may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Shares and, therefore, Mr. Koffey may be deemed to be the beneficial owner of all of the Politan Shares. As of the date hereof, none of Mr. Hall, Mr. Kapito or Ms. Brennan own beneficially or of record any shares of Common Stock.

IMPORTANT INFORMATION AND WHERE TO FIND IT

POLITAN STRONGLY ADVISES ALL STOCKHOLDERS OF MASIMO TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY POLITAN WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, ARE ALSO AVAILABLE ON WWW.ADVANCEMASIMO.COM AND THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005 (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (866) 620-9554).

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

emccarthy@dfking.com

Media Contact

Dan Zacchei / Joe Germani

Longacre Square Partners

dzacchei@longacresquare.com / jgermani@longacresquare.com